Exhibit 32.1

Certification Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of The Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Condor Hospitality Trust, Inc. on Form 10-Q for the period ended September 30, 2019 as filed with the Securities and Exchange Commission (the “Report”), I, J. William Blackham, Chief Executive Officer of Condor Hospitality Trust Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Condor Hospitality Trust, Inc. at the dates and for the periods indicated.

November 14, 2019	/s/ J. William Blackham
J. William Blackham
Chief Executive Officer

Certification Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of The Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Condor Hospitality Trust, Inc., on Form 10-Q for the period ended September 30, 2019 as filed with the Securities and Exchange Commission (the “Report”), I, Arinn Cavey, Chief Financial Officer and Chief Accounting Officer of Condor Hospitality Trust, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Condor Hospitality Trust, Inc. at the dates and for the periods indicated.

November 14, 2019	/s/ Arinn Cavey
Arinn Cavey
Chief Financial Officer and Chief Accounting Officer